Exhibit 10(c)

WACHOVIA PREFERRED FUNDING CORP.
SERIES A AND B PREFERRED SECURITIES

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is entered into as of •, 2002, among WACHOVIA PREFERRED FUNDING CORP., a Delaware corporation (“WPFC”), WACHOVIA CORPORATION, a North Carolina corporation (“Wachovia”), and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (“Wachovia Bank”).

RECITALS

WHEREAS, WPFC intends to issue 30,000,000 shares of •% non-cumulative Series A preferred stock with liquidation preference of $25.00 per share (the “Series A Preferred Securities”) and 40,000,000 shares of floating rate non-cumulative Series B preferred stock with liquidation preference of $25.00 per share (the “Series B Preferred Securities”, and together with the Series A Preferred Securities, the “WPFC Securities”).

WHEREAS, each WPFC Security will be conditionally exchangeable into one newly issued depositary share (each, a “Depositary Share”) representing a one-sixth interest in one share of the Series G, Class A Preferred Stock, no par value per share and having a liquidation preference of $150.00 per share, of Wachovia (the “Wachovia Preferred Stock”).

WHEREAS, the parties hereto desire to ensure that in the event of the occurrence of circumstances requiring the exchange of the WPFC Securities into the Depositary Shares, the holders of the WPFC Securities will be contractually bound to tender their WPFC Securities to Wachovia for exchange, and that in the same such event Wachovia will be contractually bound unconditionally to make available Depositary Shares sufficient for exchange of the WPFC Securities, and to effect the exchange of all outstanding WPFC Securities into Depositary Shares.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.    Exchange of the WPFC Securities.    If at any time after the issuance and sale of the WPFC Securities, the Office of the Comptroller of the Currency (the “OCC”) directs in writing that the WPFC Securities be exchanged into the relevant Wachovia Preferred Stock, because (i) Wachovia Bank is undercapitalized under the prompt corrective action regulations, (ii) Wachovia Bank is placed into conservatorship or receivership, or (iii) the OCC, in its sole discretion, anticipates Wachovia Bank becoming “undercapitalized” in the near term or takes supervisory action that limits the payment of dividends by WPFC, then

(a)
the holders of the WPFC Securities shall immediately, in accordance with procedures set forth in the Certificate of Designations, Preferences and Rights of Series A Preferred Securities and the Certificate of Designations, Preferences and Rights of Series B Preferred Securities, as applicable, exchange the WPFC Securities for the relevant Depositary Shares, on a one share for one share basis, by delivering all certificates representing the WPFC Securities, if any, to Wachovia, properly endorsed for transfer;

(b)	Wachovia shall immediately and unconditionally issue the relevant Depositary Shares to the holders of the WPFC Securities; and

(c)
upon the occurrence of the exchange, all of the WPFC Securities shall be cancelled and shall cease to be outstanding without any further action by WPFC or the holders thereof, all rights of the holders of the WPFC Securities as WPFC’s stockholders shall cease, and such persons shall be, for all purposes, solely holders of the Depositary Shares.

Until certificates representing Depositary Shares are delivered or in the event such replacement certificates are not delivered, any certificates previously representing the WPFC Securities shall be deemed for all purposes to represent Depositary Shares.

Section 2.    Legend.    The certificates evidencing the WPFC Securities, if any, shall bear the following legend in conspicuous type:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A CERTAIN EXCHANGE AGREEMENT, DATED             , 2002, REQUIRING THEIR EXCHANGE IN CERTAIN CIRCUMSTANCES INTO CERTAIN PREFERRED SHARES OF WACHOVIA CORPORATION. THE ISSUER WILL MAIL TO THE SHAREHOLDER A COPY OF SUCH AGREEMENT, WITHOUT CHARGE, WITHIN FIVE DAYS AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR.

Section 3.    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WACHOVIA PREFERRED FUNDING CORP.

By:

Name: Title:

WACHOVIA CORPORATION

By:

Name: Title:

WACHOVIA BANK, N.A.

By:

Name: Title: